Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-147161) of Disaboom, Inc. of our report dated March 19, 2009, which appears on page F-2 of this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ GHP HORWATH, P.C.

GHP Horwath, P.C.
Denver, Colorado
March 19, 2009